                                                                EXHIBIT 10.54

[CERTAIN INFORMATION HAS BEEN OMITTED HEREIN PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.]

                       COLLABORATIVE RESEARCH AGREEMENT

This COLLABORATIVE RESEARCH AGREEMENT is entered into as of May 1, 1996 by and between PFIZER, INC ("Pfizer"), a Delaware corporation, having an office at 235 East 42nd Street, New York, New York 10017 and its Affiliates, and GENSIA, INC ("Gensia"), a Delaware corporation, having an office at 9360 Towne Centre Drive, San Diego, California 92121.

WHEREAS, Gensia has expertise in the discovery, research, and development of adenosine regulating agents; and

WHEREAS, Gensia has discovered and developed [CONFIDENTIAL TREATMENT REQUESTED] and has filed the patent applications set forth in Exhibit A attached to and made part of this Agreement with respect to the treatment of pain; and

WHEREAS, the parties plan to seek patent protection for all Products which make up the subject matter of this Agreement and the License Agreement; and

WHEREAS, Pfizer has the capability to undertake research for the discovery and evaluation of agents for treatment of disease and also the capability for clinical analysis, manufacturing and marketing of such agents.

NOW, THEREFORE, the parties agree as follows:
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1.  DEFINITIONS
Whenever used in this Agreement, the terms defined in this Section 1 shall have the meanings specified.
      1.1 "AFFILIATE" means any corporation or other legal entity owning, directly or indirectly, fifty percent (50%) or more of the voting capital shares or similar voting securities of Pfizer or Gensia; any corporation or other legal entity fifty percent (50%) or more of the voting capital shares or similar voting rights of which is owned, directly or indirectly, by Pfizer or Gensia or any corporation or other legal entity fifty percent (50%) or more of the voting capital shares or similar voting rights of which is owned, directly or indirectly, by a corporation or other legal entity which owns, directly or indirectly, fifty percent (50%) or more of the voting capital shares or similar voting securities of Pfizer or Gensia.
      1.2 "ANNUAL RESEARCH PLAN" means the written plan describing the research in the Area to be carried out during each Commitment Year by Pfizer and Gensia pursuant to this Agreement. Each Annual Research Plan will be attached to and made a part of this Agreement as Exhibit B.
      1.3 "RESEARCH PROGRAM" is the collaborative research program in the Area conducted by Pfizer and Gensia pursuant to the Annual Research Plans in effect during the Contract Period.
      1.4   "EFFECTIVE DATE" is May 1, 1996.
      1.5 "CONTRACT PERIOD" means the period beginning on the Effective Date and ending on the date on which this Agreement terminates.
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                                     3
      1.6 "COMMITMENT YEAR" means a twelve-month period commencing on each anniversary of the Effective Date.
      1.7 "AREA" means research or development with respect to [CONFIDENTIAL TREATMENT REQUESTED] for the treatment of pain in human beings and animals, as further defined in the Annual Research Plan.
      1.8 "TECHNOLOGY" means and includes all materials, technology, technical information, know-how, expertise and trade secrets within the Area.
      1.9   "GENSIA TECHNOLOGY means Technology that is or was:
            (a) developed by employees of or consultants to Gensia alone or jointly with third parties prior to the Effective Date or since that date in the course of activities not described in an Annual Research Plan; or;
            (b) acquired by purchase, license, assignment or other means from third parties by Gensia prior to the Effective Date that would not otherwise be part of Joint Technology;
      1.10  "JOINT TECHNOLOGY" means Technology that is or was:
            (a) developed by employees of or consultants to Pfizer or Gensia solely or jointly with each other during the Contract Period; or
            (b) acquired by purchase, license, assignment or other means from third parties by Gensia or Pfizer during the Contract Period.
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                                     4
      1.11  "PFIZER TECHNOLOGY" means Technology that is or was:
            (a) developed by employees of or consultants to Pfizer alone or jointly with third parties prior to the Effective Date or since that date in the course of activities not described in an Annual Research Plan; or
            (b) acquired by purchase, license, assignment or to other means from third parties by Pfizer prior to the Effective Date that would not be otherwise part of Joint Technology.
      1.12 "GENSIA CONFIDENTIAL INFORMATION" means all information about any element of the Gensia or Joint Technology which is disclosed by Gensia to Pfizer and designated "Confidential" in writing by Gensia at the time of disclosure to Pfizer to the extent that such information as of the date of disclosure to Pfizer is not (i) demonstrably known to Pfizer other than by virtue of a prior confidential disclosure to Pfizer by Gensia; or (ii) disclosed in published literature, or otherwise generally known to the public through no fault or
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                                     5
omission of Pfizer; or (iii) obtained from a third party free from any obligation of confidentiality to Gensia.
      1.13 "PFIZER CONFIDENTIAL INFORMATION'' means all information about any element of Pfizer or Joint Technology which is disclosed by Pfizer to Gensia and designated "Confidential" in writing by Pfizer at the time of disclosure to Gensia to the extent that such information as of the date of disclosure to Gensia is not (i) demonstrably known to Gensia other than by virtue of a prior confidential disclosure to Gensia by Pfizer; or (ii) disclosed in published literature, or otherwise generally known to the public through no fault or omission of Gensia; or (iii) obtained from a third party free from any obligation of confidentiality to Pfizer.
      1.14 "VALID CLAIM" means a claim within Patent Rights so long as such claim shall not have been disclaimed by either Pfizer or Gensia or both, as the case may be, or shall not have been held invalid in a final decision rendered by a tribunal of competent jurisdiction from which no appeal has been or can be taken.
      1.15  "PATENT RIGHTS" shall mean:
            (a) the Valid Claims of Gensia's patent applications listed in Exhibit A, and patents issuing on them, including any division, continuation, continuation-in-part, renewal, extension, re-examination, reissue or foreign counterpart thereof; and
            (b) all inventions deemed patentable within Pfizer Technology, Gensia Technology and Joint Technology including all the Valid Claims of patent applications, whether domestic or foreign, claiming such patentable inventions, including all continuations, continuations-in-part, divisions, and renewals, an letters patent granted thereon, and all reissues, re-examinations and extensions thereof.
      1.16 "PRODUCT" means any product, the manufacture, use of sale of which would infringe Patent Rights in the absence of a license.
2.    COLLABORATIVE RESEARCH PROGRAM
      2.1 PURPOSE. Gensia and Pfizer shall conduct the Research Program throughout the Contract Period. All Technology in the Area developed in the Research Program will become part of the Joint Technology. The objective of the Research Program is to discover and develop Products.
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                                     6
      2.2 ANNUAL RESEARCH PLAN. The Annual Research Plan for the first Commitment Year is described in the attached Exhibit B. For each Commitment Year after the first, the Annual Research Plan shall be prepared by the Research Committee for submission to and approval by Pfizer and Gensia no later than ninety (90) days before the end of the prior Commitment Year. Each new Annual Research Plan for each succeeding Commitment Year shall be appended to Exhibit B and made part of this Agreement.
      2.3 EXCLUSIVITY Gensia and Pfizer each agree that during the Contract Period, and in the Area, neither it nor any of its Affiliates shall conduct research itself or sponsor any other research, or engage in any research sponsored by any third party without the other's consent.
      2.4   RESEARCH COMMITTEE
            2.4.1 PURPOSE. Pfizer and Gensia shall establish a Research Committee (the "Research Committee"):
            (a) to review and evaluate progress under each Annual Research
Plan:
            (b) to prepare the Annual Research Plan for each Commitment year;
and
            (c) to coordinate and monitor publication of research results obtained from and the exchange of information and materials that relate to the Research Program.
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                                     7
            2.4.2 MEMBERSHIP. Pfizer and Gensia each shall appoint, in its sole discretion, three members to the Research committee. Substitutes may be appointed at any time.
      The members initially shall be:
      Pfizer Appointees:

      Gensia Appointees:
      Mark D. Erion, Ph.D., Kevin M. Mullane, Ph.D., James B. Wiesner, Ph.D.
            2.4.3 CHAIR. The Research Committee shall be chaired by two co-chairpersons, one appointed by Pfizer and the other appointed by Gensia.
            2.4.4 MEETINGS. The Research Committee shall meet at least quarterly, at places and on dates selected by each party in turn. Representatives of Pfizer or Gensia or both, in addition to members of the Research Committee, may attend such meetings at the invitation of either party.
            2.4.5 MINUTES. The Research Committee shall keep accurate minutes of its deliberations which record all proposed decisions and all actions recommended or taken. Drafts of the minutes shall be delivered to all Research Committee members within ten (10) business days after each meeting. The party hosting the meeting shall be responsible for the preparation and circulation of the draft minutes. Draft minutes shall be edited by the co-chairpersons and shall be issued in final form only with their approval and agreement.
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                                     8
            2.4.6 DECISIONS. All technical decisions of the Research Committee shall be made by majority of the members.
            2.4.7 EXPENSES. Pfizer and Gensia shall each bear all expenses of their respective members related to their participation on the Research Committee.
      2.5   REPORTS AND MATERIALS.
            2.5.1 REPORTS. During the Contract Period, Pfizer and Gensia each shall furnish to the Research Committee:
            (a) summary written reports within thirty (30) days after the end of each three-month period commencing on the Effective Date, describing its progress under the Annual Research Plan; and
            (b) comprehensive written reports within thirty (30) days after the end of each Commitment Year, describing in detail the work accomplished by it under the Annual Research Plan during the commitment year and discussing and evaluating the results of such work.
            2.5.2 MATERIALS. Gensia and Pfizer shall, during the Contract Period, as a matter of course as described in the Annual Research Plan, or upon each other's written or oral request, furnish to each other samples of biochemical, biological or synthetic chemical materials which are part of Pfizer Technology, Gensia Technology or Joint Technology and which are necessary for each party to carry out its responsibilities under the Annual Research Plan. To the extent that the quantities of materials requested by either party exceed the quantities set forth in the Annual Research Plan, the requesting party shall reimburse the other party for the reasonable costs of such materials if they are furnished.
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                                     9
      2.6 LABORATORY FACILITY AND PERSONNEL. Gensia shall provide suitable laboratory facilities, equipment and personnel for the work to be done by Gensia in carrying out the Research Program.
      2.7 DILIGENT EFFORTS. Pfizer and Gensia each shall use reasonably diligent efforts to achieve the objectives of the Research Program and each Annual Research Plan.
3.    FUNDING.
      3.1 TECHNOLOGY ACCESS FEE. In consideration of disclosure to Pfizer of Gensia's [CONFIDENTIAL TREATMENT REQUESTED] in the Area and Gensia's technical knowledge and expertise related thereto, $3,000,000 upon execution of this Agreement.
      3.2   RESEARCH FUNDING. The annual research funding for each year of the Contract Period shall be [CONFIDENTIAL TREATMENT REQUESTED], for research and development activities scheduled to be performed by Gensia [CONFIDENTIAL TREATMENT REQUESTED].
      3.3 ADDITIONAL RESEARCH FUNDING. In the event that the Research Committee elects to pursue research on a Pfizer compound and, in the opinion of the Research Committee, such research might exceed the Contract Period, [CONFIDENTIAL TREATMENT REQUESTED] under the same terms and conditions hereof.
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4.    TREATMENT OF CONFIDENTIAL INFORMATION
      4.1   CONFIDENTIALITY
            4.1.1 Pfizer and Gensia each recognize that the other's Confidential Information constitutes highly valuable, confidential information. Subject to the terms and conditions of the License and Royalty Agreement between the parties of even date with this Agreement (the "License Agreement"), the obligations set forth in Section 4.3 and the publication rights set forth in Section 4.2, Pfizer and Gensia each agree that during the term of this Agreement and for five (5) years thereafter, it will keep confidential, and will cause its Affiliates to keep confidential, all Gensia Confidential Information or Pfizer Confidential Information, as the case may be, that is disclosed to it, or to any of its Affiliates pursuant to this Agreement. Neither Pfizer nor Gensia nor any of their respective Affiliates shall use such Confidential Information except as expressly permitted in this Agreement.
            4.1.2 Pfizer and Gensia each agree that any disclosure of the other's Confidential Information to any officer, employee or agent of the other party or of any of its Affiliates shall be made only if and to the extent necessary to carry out its responsibilities under this Agreement and shall be limited to the maximum extent possible consistent with such responsibilities. Pfizer and Gensia each agree not to disclose the other's Confidential Information to any third parties under any circumstance without written permission from the other party. Each party shall take such action, and shall cause its Affiliates to take such action, to preserve the confidentiality of each other's Confidential Information as it would customarily take to preserve the confidentiality of its own Confidential Information. Each party, upon the other's request, will return all the Confidential Information disclosed to the
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                                     11
other party pursuant to this Agreement, including all copies and extracts of documents, within sixty (60) days of the request upon the termination of this Agreement except for one (1) copy which may be kept for the purpose of complying with continuing obligations under this Agreement.
            4.1.3 Gensia and Pfizer each represent that all of its employees, and any consultants to such party, participating in the Research Program who shall have access to Pfizer Technology, Gensia Technology or Joint Technology and Pfizer Confidential Information and Gensia Confidential Information are bound by agreement to maintain such information in confidence.
            4.2   PUBLICATION.   Notwithstanding any matter set forth with
particularity in this Agreement to the contrary, results obtained in the course of the Research Program may be submitted for publication following scientific review by the Research Committee and subsequent approval by Gensia's and Pfizer's managements, which approval shall not be unreasonably withheld. After receipt of the proposed publication by both Pfizer's and Gensia's managements written approval or disapproval shall be provided within thirty (30) days for a manuscript, within fourteen (14) days for an abstract for presentation at, or inclusion in the proceedings of a scientific meeting, and within fourteen (14) days for a transcript of an oral presentation to be given at a scientific meeting.
            4.3   PUBLICITY.   Except as required by law, neither party may
disclose the terms of this Agreement nor the research described in it without the written consent of the other party, which consent shall not be unreasonably withheld.
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                                     12
      4.4 DISCLOSURE OF INVENTIONS. Each party shall promptly inform the other about all inventions in the Area that are conceived, made or developed in the course of carrying out the Research Program by employees of, or consultants to, either of them solely, or jointly with employees of, or consultants to the other.
      4.5 RESTRICTIONS ON TRANSFERRING MATERIALS. Pfizer and Gensia recognize that the biological, synthetic chemical and biochemical materials which are part of Pfizer Technology, Gensia Technology or Joint Technology, represent valuable commercial assets. Therefore, [CONFIDENTIAL TREATMENT REQUESTED], except as may be required in a contract described in Section 1.9(b) or 1.11(b), Gensia and Pfizer agree not to transfer such joint materials or materials of the other party to any third party, unless prior written consent for any such transfer is obtained from the other party.
5. INTELLECTUAL PROPERTY RIGHTS. The following provisions relate to rights in the intellectual property developed by Gensia or Pfizer, or both, during the course of carrying out the Research Program.
      5.1 OWNERSHIP. All Gensia Confidential Information and Gensia Technology shall be owned by Gensia. All Pfizer Confidential Information and Pfizer Technology shall be owned by Pfizer. All Joint Technology shall be owned jointly by Gensia and Pfizer. All Patent Rights shall be jointly owned by Gensia and Pfizer.
      5.2 GRANTS OF RESEARCH LICENSES. Gensia and Pfizer each grants to the other a nonexclusive, irrevocable, worldwide, royalty-free, perpetual license, including the right to grant sublicenses to Affiliates, to make and use Confidential Information, Technology and Patent Rights for all research purposes other than the sale or manufacture for sale of
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                                     13
products or processes. Notwithstanding the forgoing, [CONFIDENTIAL TREATMENT REQUESTED], Pfizer shall not conduct research by itself or sponsor any other research, or engage in any research sponsored by any third party in the Area without Gensia's consent.
6. PROVISIONS CONCERNING THE FILING. PROSECUTION AND MAINTENANCE OF PATENT RIGHTS. The following provisions relate to the filing, prosecution and maintenance of Patent Rights during the term of this Agreement:
      6.1 FILING, PROSECUTION AND MAINTENANCE BY GENSIA. With respect to Patent Rights in which Gensia employees or consultants, alone or together with Pfizer employees, or consultants are named as inventors, Gensia shall have the exclusive right and obligation:
            (a) to file applications for letters patent on any invention deemed patentable included in Patent Rights; provided, however, that Gensia shall consult with Pfizer regarding countries in which such patent applications should be filed and shall file patent applications in those countries where Pfizer requests that Gensia file such applications; and, further provided, that Gensia, at its option and expense, may file in countries where Pfizer does not request that Gensia file such applications;
            (b) to take all reasonable steps to prosecute all pending and new patent applications included within Patent Rights;
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                                     14
            (c) to respond to oppositions, nullity actions, re-examinations, revocation actions and similar proceedings filed by third parties against the grant of letters patent for such applications;
            (d) to maintain in force any letters patent included in Patent Rights by duly filing all necessary papers and paying any fees required by the patent laws of the particular country in which such letters patent were granted; and
            (e) to cooperate fully with, and take all necessary actions requested by, and letters patent included in Patent Rights. Gensia shall notify Pfizer in a timely manner of any decision to abandon a pending patent application or an issued patent included in Patent Rights. Thereafter, Pfizer shall have the option, at its expense, of continuing to prosecute any such pending patent application or of keeping the issued patent in force.
            6.1.1 COPIES OF DOCUMENTS. Gensia shall provide to Pfizer copies of all patent applications that are part of Patent Rights prior to filing, for the purpose of obtaining substantive comment of Pfizer patent counsel. Gensia shall also provide to Pfizer copies of all documents relating to prosecution of all such patent applications in a timely manner and shall provide to Pfizer every six (6) months a report detailing their status. Pfizer shall provide to Gensia every six (6) months a report detailing the status of all patent applications that are a part of Patent Rights in which Pfizer employees or consultants alone are named as inventors.
            6.1.2 REIMBURSEMENT OF COSTS FOR FILING PROSECUTING AND MAINTAINING PATENT RIGHTS. Within thirty (30) days of receipt of invoices from Gensia, Pfizer shall reimburse Gensia for all the costs of filing, prosecuting, responding to
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                                     15
opposition and maintaining patent applications and patents in countries where Pfizer requests that patent applications be filed, prosecuted and maintained. Such reimbursement shall be in addition to Funding Payments. However, Pfizer may, upon sixty (60) days notice, request that Gensia discontinue filing or prosecution of patent applications in any country and discontinue reimbursing Gensia for the costs of filing, prosecuting, responding to opposition or maintaining such patent application or patent in any country. Gensia shall pay all costs in those countries in which Pfizer does not request that Gensia file, prosecute or maintain patent applications and patents, but in which Gensia, at its option, elects to do so.
            6.1.3 Pfizer shall have the right to file on behalf of and as an agent for Gensia all applications and take all actions necessary to obtain patent extensions pursuant to 35 U.S.C. Section 156 and foreign counterparts for Patent Rights described in this Section 6.1 licensed to Pfizer. Gensia agrees, to sign, at Pfizer's expense, such further documents and take such further actions as may be requested by Pfizer in this regard.
      6.2 FILING, PROSECUTION AND MAINTENANCE BY PFIZER. With respect to Patent Rights in which Pfizer employees or consultants alone are named as inventors, Pfizer shall have those rights and duties ascribed to Gensia in
Section 6.1.
      6.3 Neither party may disclaim a Valid Claim within Patent Rights without the consent of the other.
7.    ACQUISITION OF RIGHTS FROM THIRD PARTIES.
                  (a) During the Contract Period, Gensia and Pfizer shall each promptly notify each other of any and all opportunities to acquire in any manner from third
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                                     16
parties, technology or patents or information which may be useful in or may relate to the Research Program. Gensia and Pfizer shall decide if such rights should be acquired in connection with the Research Program and, if so, whether by Gensia, Pfizer or both. If acquired, such rights shall become part of the Confidential Information, Technology or Patent Rights, whichever is appropriate, of the acquiring party or Joint Technology, as the case may be.
                  (b) Pfizer acknowledges and agrees that Gensia is granting to Pfizer pursuant to this Agreement no rights to products other than the Products.
8. OTHER AGREEMENTS. Concurrently with the execution of this Agreement, Gensia and Pfizer shall enter into the License Agreement appended to and made part of this Agreement as Exhibit C and the Stock Purchase Agreement appended to and made a part of this Agreement as Exhibit D. This Agreement, the Stock Purchase Agreement and the License Agreement are the sole agreements with respect to the subject matter and supersede all other agreements and understandings between the parties with respect to same.
9.    TERM, TERMINATION AND DISENGAGEMENT.
      9.1 TERM. Unless sooner terminated or extended, this Agreement shall expire two (2) years from the Effective Date.
      9.2 EVENTS OF TERMINATION. The following events shall constitute events of termination ("Events of Termination"):
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                                     17
            (a) any material written representation or warranty by Gensia or Pfizer, or any of its officers, made under or in connection with this Agreement shall prove to have been incorrect in any material respect when made.
            (b) Gensia or Pfizer shall fail in any material respect to perform or observe any term, covenant or understanding contained in this Agreement or in any of the other documents or instruments delivered pursuant to, or concurrently with, this Agreement, and any such failure shall remain unremedied for thirty (30) days after written notice to the failing party.
      9.3   TERMINATION.
            9.3.1 Upon the occurrence of any Event of Termination, the party not responsible may, by notice to the other party, terminate this Agreement.
            9.3.2 If Pfizer terminates this Agreement pursuant to Section 9.3.1, or upon expiration of this Agreement pursuant to Section 9.1, the License Agreement shall continue according to its terms. If Gensia terminates this Agreement pursuant to Section 9.3.1, the License Agreement shall terminate immediately.
      9.4 Termination of this Agreement by either party, with or without cause, will not terminate the licenses granted pursuant to Section 5.2.
      9.5 Termination of this Agreement for any reason shall be without prejudice to:
            (a) the rights and obligations of the parties provided in Sections 4 and 12;
            (b) Gensia's right to receive all payments accrued under Section
3; or
            (c) any other remedies which either party may otherwise have.
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10.   REPRESENTATIONS AND WARRANTIES. Gensia and Pfizer each represents and warrants as follows:
      10.1 It is a corporation duly organized, validly existing and is in good standing under the laws of the State of Delaware, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business of the ownership of its properties requires such qualification and has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute. delivery and perform this Agreement.
      10.2 The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action and do not and will not
            (a) require any consent or approval of its stockholders, (b) violate any provision of any law, rule, regulations, order, writ, judgment, injunctions, decree, determination award presently in effect having applicability to it or any provision of its certificate of incorporation or by-laws or (c) result in a breach of or constitute a default under any material agreement, mortgage, lease, license, permit or other instrument or obligation to which it is a party or by which it or its properties may be bound or affected.
      10.3 This Agreement is a legal, valid and binding obligation of it enforceable it in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, affecting creditor's rights generally.
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                                     19
      10.4 It is not under any obligation to any person, or entity, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations.
      10.5 It has good and marketable title to or valid leases or licenses for, all of its properties, rights and assets necessary for the fulfillment of its responsibilities under the Research Program, subject to no claim of any third party other than the relevant lessors or licensors.
11. COVENANTS OF GENSIA AND PFIZER OTHER THAN REPORTING REQUIREMENTS. Throughout the Contract Period, Gensia and Pfizer each shall:
      11.1 maintain and preserve its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in good standing in each jurisdiction in which such qualification is from time to time necessary or desirable in view of their business and operations or the ownership of their properties.
      11.2 comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any government authority to the extent necessary to conduct the Research Program, except for those laws, rules, regulations, and orders it.
12. INDEMNIFICATION. Pfizer will indemnify Gensia for damages, settlements, costs, legal fees and other expenses incurred in connection with a claim against Gensia based on any action or omission of Pfizer, its agents or employees related to the obligations of Pfizer under this Agreement; provided, however, that the foregoing shall not apply (i) if the claim is found to be based upon the negligence, recklessness or willful misconduct of Gensia or
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                                     20
(ii) if Gensia falls to give Pfizer prompt notice of any claim it receives and such failure materially prejudices Pfizer with respect to any claim or action to which Pfizer's obligation pursuant to this Section applies. Pfizer, in its sole discretion, shall choose legal counsel, shall control the defense of such claim or action and shall have the right to settle same on such terms and conditions it deems advisable; provided however, it shall obtain Gensia's prior consent to such part of any settlement which requires payment or other action by Gensia or is likely to have a material adverse effect on Gensia's business.
13. NOTICES. All notices shall be in writing mailed via certified mail, return receipt requested, courier, or facsimile transmission addressed as follows, or to such other address as may be designated from time to time:
If to Pfizer:     To Pfizer at its address as set forth at the beginning of
this Agreement.
                  Attention: President, Central Research
with copy to:     Office of the General Counsel.
If to Gensia:     To Gensia at its address as set forth at the beginning of
this Agreement.
                  Attention: President
with copy to:     Vice President and General Counsel.
Notices shall be deemed given as of the date received.
14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
15.   MISCELLANEOUS.
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      15.1  BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.
      15.2 HEADINGS. Paragraph headings are inserted for convenience of reference only and do not form a part of this Agreement.
      15.3 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.
      15.4 AMENDMENT, WAIVER. This Agreement may be amended, modified, superseded or canceled, and any of the terms nay be waived, only by a written instrument executed by each party or, in the case of waiver, by the party or parties waiving compliance. The delay or failure of any party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.
      15.5 NO THIRD PARTY BENEFICIARIES. No third party including any employee of any party to this Agreement, shall have or acquire any rights by reason of this Agreement. Nothing contained in this Agreement shall be deemed to constitute the parties partners with each other or any third party.
      15.6 ASSIGNMENT AND SUCCESSORS. This Agreement may not be assigned by either party, except that each party may assign this Agreement and the rights and interests of such
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                                     22
party, in whole or in part, to any of its Affiliates, any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of such party with or into such corporations.
      15.7 FORCE MAJEURE. Neither Pfizer nor Gensia shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes reasonably beyond the control of Pfizer or Gensia.
      15.8 SEVERABILITY. If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the parties that the remainder of the Agreement shall not be affected.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.
                                         PFIZER, INC.

                                         By:  /s/ George M. Milne, Jr.

                                         GENSIA, INC.

                                         By:  /s/ Paul K. Laikind




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EXHIBIT A


Patent status

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Gensia filings

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EXHIBIT B




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                                Research Program


                     [CONFIDENTIAL TREATMENT REQUESTED]







 /s/Yoshikihiko Kitaura                          /s/Kevin Mullane
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    Yoshikihiko Kitaura                             Kevin Mullane

                                                 /s/Mark Erion
                                                 ----------------------
                                                    Mark Erion

Central Research Division                        Gensia, Inc.
5-2 Taketoyo                                     9360 Towne Centre Drive
Aichi, 470-23, Japan                             San Diego, CA 92121

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1.    INTRODUCTION                                                         3

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4.    RESEARCH COMMITTEE                                                   6

5.    RESEARCH PLAN                                                        7

5.1   LABORATORY OBJECTIVES                                                7
5.2   CANDIDATE CRITERIA                                                   8
5.3   RECOMMENDATION FOR DEVELOPMENT (RFD)                                 9
5.4   CHEMISTRY                                                            9
5.5   SEARCH FOR NEW LEADS                                                 10
5.6   BULK REQUIREMENTS                                                    10
5.7   PROJECT MANNING                                                      10

6.    APPENDIX                                                             11

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6.4   PHARMACOLOGY METHODS                                                 14
6.5   GENERAL PHARMACOLOGY 1                                               15
6.6   GENETIC TOXICOLOGY                                                   16
6.7   GENERAL PHARMACOLOGY 2                                               16
6.8   EXPLORATORY TOXICOLOGY                                               16
6.9   PATENT STATUS                                                        16
6.10  REFERENCES                                                           18

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1.    Introduction

Conventional therapy for the management of pain, relying on NSAIDs, narcotics, and muscle relaxants. is suboptimal due to insufficient efficacy, gastrointestinal side effects and/or dependence liability. Currently, there is no satisfactory therapy available for the treatment of neuropathic pain. Thus, there is a clear medical need for more efficacious, well-tolerated and non-addicting drugs for the treatment of pain, particularly for chronic pain.

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With an emergence of new science in molecular pharmacology, many targets have been identified for discovery of novel analgesics. We believe that the [CONFIDENTIAL TREATMENT REQUESTED] as a therapeutic approach for controlling severe acute pain and chronic pain is a very promising approach outside of NSAIDs and opioids. The [CONFIDENTIAL TREATMENT REQUESTED] project will also compliment five other internal pain discovery initiatives that are already in place in the Nagoya research group. The goal for the Pfizer-Gensia collaboration is to rapidly identify and nominate a candidate and clinically demonstrate analgesic efficacy.

2.    [CONFIDENTIAL TREATMENT REQUESTED] Pain

Injury to body tissues can produce pain through activation of specialized nerve endings in the skin and other organs. Pain information is transmitted by the primary sensory nerve fibers, A(Greek sign Delta)- and C-fibers, which synapse with neurons in the superficial layers of the dorsal horn of the spinal cord (substantia gelatinosa), the first point of control for pain information flowing into the CNS. These neurons project to higher centers in the brain stem and thalamus, which in turn send information to the cerebral cortex where the pain is perceived. In addition to relaying acute pain signals, neurons in the spinal cord can become sensitized during certain forms of chronic pain and produce a sustained rate of firing even to normally innocuous stimuli. This heightened neuronal sensitivity underlies the hyperesthesia and allodynia which can occur in inflammatory and neuropathic pain states. Therefore, the neuronal mechanisms which produce acute pain responses are different from those occurring in chronic pain.

In the clinic, acute and chronic pain are often treated differently. The use of opiate drugs is mainly confined to the treatment of severe acute pain, such as that resulting from surgery or tissue trauma and in cancer patients. This is due, in part, to concerns over tolerance and addiction, but also because these drugs are poorly effective in neuropathic pain states. On the other hand, NSAIDs

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4.    Research Committee

The Pfizer-Gensia collaboration will be managed by a research committee composed minimally of six individuals, three each from Gensia and Pfizer. Project leaders chosen from each company will co-chair the committee and coordinate its overall operation. The committee will meet on a quarterly basis and will be primarily responsible for (l) generating and updating on an annual basis, a specific research plan, (2) guiding the execution of specific aspects of the research program and (3) implementing strategic decisions agreed by Pfizer and Gensia management. It is anticipated that additional individuals may serve as necessary on an ad hoc basis as the collaboration progresses though the major phases.

The responsibilities of the research committee include:

      a) Create and manage the execution of the annual research plan.

      b) Select lead compounds for SAR studies.

      c) Establish an appropriate screening strategy to characterize potential candidates.

      d) Identifying candidates for development consideration by Pfizer (RFD).

      e) Review and recommend publication and patent strategies.

It is anticipated that the quarterly research committee meetings will alternate between San Diego and Nagoya, or be held at another mutually convenient site. Agendas of these meetings will be set by the research committee and will be provided for review at both sites prior to the meeting. Minutes will be distributed to both Pfizer and Gensia management and are intended primarily to reflect quarterly progress of the collaboration. The host for the quarterly meeting will assemble the report and, after both groups are in agreement on contents, arrange for appropriate distribution. The report should issue within 3 weeks of the meeting.

                                     6
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5.    Research Plan

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In addition to the quarterly meetings, the chemistry and biology project leaders of each company will interact on a monthly basis (or as often as required) to review the program progress. To facilitate discussion, Gensia and Pfizer project leaders will issue a Monthly Progress Report and distribute to both Pfizer and Gensia research teams. The monthly interaction will be made by the phone and/or teleconference.

Progress Report:

Gensia:

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Pfizer:

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5.1   Laboratory objectives

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5.2   Candidate criteria

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5.3.  Recommendation for development (RFD)

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5.4   Chemistry

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5.5   Search for new leads

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5.6   Bulk requirements

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5.7   Project manning

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6.    Appendix

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6.4   Pharmacology methods

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6.5   General Pharmacology 1

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6.6   Genetic Toxicology

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6.7   General Pharmacology 2

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6.8   Exploratory Toxicology

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6.9   Patent status

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6.10  References

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